Exhibit 99.1

July 30, 2012

The Wet Seal, Inc. Discloses Communications from Clinton Group, Inc.

FOOTHILL RANCH, Calif.—(BUSINESS WIRE)— The Board of Directors of The Wet Seal, Inc. (Nasdaq: WTSLA), a leading specialty retailer to young women, disclosed today certain communications it has received from Clinton Group, Inc. and issued the following statement regarding those communications.

During the last several weeks, The Wet Seal, Inc. has received letters and other communications from Clinton Group, Inc. in which Clinton Group requests that The Wet Seal’s Board of Directors takes various strategic actions purportedly for the benefit of all shareholders. We are disclosing these communications to our investors, and they are available in the investor section of the Wet Seal website (http://ir.wetsealinc.com/releases.cfm) along with this news release.

The Board of Directors is taking the necessary and prudent steps to stabilize the company’s performance, and we are considering all options that will enhance shareholder value. We will not be pressured into making critical decisions about the company’s business strategy in an impractical and imprudent timeframe.

Our commitment is to all of our shareholders, and we are in the process of developing a comprehensive strategic plan to address the current issues, strengthen the company’s performance, and enhance shareholder value. We intend to communicate the details of that plan to our shareholders during our quarterly earnings call on August 21st.

About The Wet Seal, Inc.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items for young women. As of July 28, 2012, the Company operated a total of 550 stores in 47 states and Puerto Rico, including 468 Wet Seal stores and 82 Arden B stores. The Company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more Company information, visit www.wetsealinc.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of consent revocations from stockholders in connection with the potential consent solicitation by Clinton Group, Inc. The Company may file a preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with such potential consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Definitive Proxy Statement filed with the SEC on April 6, 2012. This document is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants will be included in any Consent Revocation Statement and any other relevant documents filed with the SEC in connection with the possible consent solicitation.

If the Company files a definitive Consent Revocation Statement with the SEC, the Company promptly will mail the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the possible consent solicitation. WE URGE INVESTORS TO READ ANY CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY

MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the possible consent solicitation at the SEC’s website at www.sec.gov.

RLM FINSBURY

Steven Goldberg, 646-805-2027

steven.goldberg@rlmfinsbury.com

Source: The Wet Seal, Inc.

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